UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008

The Parent Company

(Exact name of registrant as specified in its charter)

Colorado	1-32577	65-0797093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1099 18th Street, Suite 1800

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 228-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2008, The Parent Company, its wholly owned subsidiaries BabyUniverse, Inc., eToys Direct, Inc., PoshTots, Inc., Dreamtime Baby, Inc. and My Twinn, Inc., as co-borrowers (collectively the “Borrowers”), eToys Direct 1, LLC, eToys Direct 2, LLC, eToys Direct 3, LLC and Gift Acquisition, L.L.C., as guarantors (collectively, the “Guarantors” and, together with the Borrowers, the “Loan Parties”), and The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and lender, entered into a Third Amendment to Amended and Restated Credit Agreement (the “Amendment”), which amends the Amended and Restated Credit Agreement dated as of October 12, 2007, as amended (the “Credit Agreement”), among the parties. The Amendment modifies the definition of “Maximum Capital Expenditure Amount” set forth in the Credit Agreement to increase the aggregate amount of capital expenditures permitted to be incurred by the Loan Parties during fiscal year 2007 from $1,500,000 to $2,600,000. The description of the terms of the Amendment is qualified in its entirety by reference to the copy of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of March 10, 2008, among The Parent Company, BabyUniverse, Inc., eToys Direct, Inc., PoshTots, Inc., Dreamtime Baby, Inc. and My Twinn, Inc., as co-borrowers, the Guarantors party thereto and The CIT Group/Business Credit, Inc., as Administrative Agent, Collateral Agent and Lender thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Parent Company

March 12, 2008	By:	/s/ Barry Hollingsworth
		Name:	Barry Hollingsworth
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Amended and Restated Credit Agreement, dated as of March 10, 2008, among The Parent Company, BabyUniverse, Inc., eToys Direct, Inc., PoshTots, Inc., Dreamtime Baby, Inc. and My Twinn, Inc., as co-borrowers, the Guarantors party thereto and The CIT Group/Business Credit, Inc., as Administrative Agent, Collateral Agent and Lender thereunder.